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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 9, 2000



                                  InaCom Corp.
               (Exact name of registrant as specified in charter)



          Delaware                       0-16114                  47-068183
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)



10810 Farnam Drive, Suite 200, Omaha, Nebraska                          68154
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code: (402) 758-3900



                                 Not Applicable
          (Former name or former address, if changed from last report)



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This report contains certain forward-looking statements and information relating to InaCom Corp. ("InaCom" or the "Company) that are based on the beliefs of InaCom management as well as assumptions made by and information currently available to InaCom management. Such statements reflect the current view of InaCom with respect to future events and are subject to certain risks, uncertainties, and assumptions, including the risk factors and uncertainties described in the Company's 1998 Form 10-K annual report. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as believed, estimated or expected.

Item 5. Other Events. Pursuant to the terms of a Second Waiver and Agreement dated June 9, 2000 (the "Agreement"), the Company's lenders under its Senior Secured Revolving Credit Agreement dated as of April 9, 1999 (as amended to date, the "Credit Agreement") agreed to extend the term of the Waiver and Agreement dated May 24, 2000, the terms of which have been previously disclosed in the Company's most recent Form 8-K. The current waiver is valid for a period (the "Waiver Period") ending upon the earliest of (i) June 16, 2000, (ii) the date on which a bankruptcy filing, if any, is made with respect to the Company,
(iii) the business day following the date, if any, on which the strategic buyer previously identified to the lenders notifies the Company that it is not willing to purchase the Company's services business, (iv) the date on which the Company terminates its ongoing efforts to sell such business, or (v) the date on which any event of default (other than those waived in the Agreement) under the Credit Agreement occurs. Pursuant to the terms of the Agreement, the lenders agreed that the Company would fund its payroll and other critical expenses during the Waiver Period from accounts receivable proceeds received on or after June 8, 2000, provided that such financing did not exceed $6 million in the aggregate for payroll and, for critical expenses, the lesser of (i) $3 million and (ii) the balance of accounts receivable proceeds received on or after June 8, 2000 net of payroll expenses and certain other specific items. The lenders agreed to finance payroll (up to $6 million) and certain other specific items to the extent collections are insufficient. The Company is currently in negotiations with a strategic buyer regarding the sale of its services business; however there can be no assurance that the Company will enter into any agreement to sell its services business or that, if such an agreement may be reached, the sale of the services business will be consummated. Further, there can be no assurance that, upon termination of the current Waiver Period, the Company's lenders will extend such Waiver Period or waive any defaults which will then exist. As previously disclosed, under such circumstances, and considering the very limited financial resources of the Company and the Company's current financial condition, the Company will likely need to seek protection under federal bankruptcy law. As a result, the lenders under the Credit Agreement have agreed with the Company to negotiate a mutually acceptable budget for the Company for June and July 2000, as well as mutually acceptable debtor-in-possession financing arrangements. There can be no assurance that such financing arrangements will be agreed to. A copy of the Agreement executed by the Company and the lenders is attached as an exhibit and is incorporated herein by reference.



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The following exhibits are filed with this Form 8-K:

10.1 Second Waiver and Agreement, dated as of June 9, 2000, among InaCom Corp., the Banks party to the Senior Secured Revolving Credit Agreement dated as of April 9, 1999, IBM Credit Corporation, as Documentation Agent, Banque Nationale de Paris, as Syndication Agent, and Deutsche Bank AG, New York Branch, as Administrative Agent.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INACOM CORP.



                                        By: /s/ Thomas J. Fitzpatrick
                                            ------------------------------
                                            Name:  Thomas J. Fitzpatrick
                                            Title: Executive Vice President and
                                                   Chief Financial Officer

June 12, 2000